EXHIBIT 10.2
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
(For Non-Employee Directors)
     Bob Evans Farms, Inc. (“we” or “us”) has granted to you restricted shares of our common stock, par value $0.01 per share (“Restricted Stock”), subject to the terms and conditions described in the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (the “Award Agreement”).
     To ensure you fully understand the terms and conditions of your Restricted Stock, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.
     You should return a signed copy of the Award Agreement to:
[Insert title]
Bob Evans Farms, Inc.
3776 S. High St.
Columbus, Ohio 43207
1.	Summary of Your Restricted Stock

Grant Date: [insert Grant Date].

Number of Shares of Restricted Stock: [insert number of shares] Shares.

2.	Transfer Restrictions and Restriction Period
     (a) Transfer Restrictions: Until the Restriction Period (as described below) lapses, your Restricted Stock will be subject to a risk of forfeiture and we will hold it in escrow. Except as described below, you may not sell, transfer, pledge, assign, alienate or hypothecate your Shares of Restricted Stock. After the Restriction Period lapses, your Restricted Stock will be distributed to you or forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement.
     (b) Restriction Period:
     (i) Subject to the provisions of the Plan and this Award Agreement (including Section 3), the restrictions on your Restricted Stock will lapse and the Restricted Stock will become fully vested on the first anniversary of the Grant Date.
     (ii) Notwithstanding the foregoing, the restrictions on the Restricted Stock will lapse and the Restricted Stock will become fully vested if a Business Combination or Change in Control occurs and:

     (A) We are not the surviving corporation following such Business Combination or Change in Control; or
     (B) Within 24 months following such Business Combination or Change in Control, the Plan is terminated and not replaced simultaneously with a similar program providing comparable benefits; or
     (C) Within 24 months following such Business Combination or Change in Control, you Terminate for any reason other than for Cause.
     (iii) Notwithstanding the foregoing, the restrictions on the Restricted Stock will lapse and the Restricted Stock will become fully vested on the date (A) you reach age 55 and have been credited with at least ten years of service (whether or not as a Director) with the Group or (B)(I) the sum of your age (measured in whole years only) and years of service (whether or not as a Director but measured in whole years only) with the Group equals 70 and (II) you have been credited with at least ten years of service (whether or not as a Director) with the Group.
3. Effect of Termination on Restricted Stock
     (a) Death or Disability: If you Terminate due to your death or Disability, the Restriction Period will lapse and the Restricted Stock will become fully vested on your Termination date.
     (b) Termination for Cause or Any Reason Other than Death or Disability: If you Terminate for Cause or, except as set forth in Section 2(b)(ii), Terminate for any reason other than due to your death or Disability, the unvested Restricted Stock will be forfeited on your Termination date.
4. Restrictive Covenants
Unless we or a Related Entity otherwise agree in writing, any outstanding Shares of Restricted Stock will be forfeited if you:
•	Serve (or agree to serve) as an officer, director, manager, consultant or employee of any proprietorship, partnership, corporation or limited liability company or become the owner of a business or a member of a partnership or limited liability company that competes with any portion of our or a Related Entity’s business or renders any service to entities that compete with any portion of our or a Related Entity’s business;

•	Refuse or fail to consult with, supply information to, or otherwise cooperate with, us or any Related Entity after having been requested to do so; or

•	Deliberately engage in any action that the Board concludes could harm us or any Related Entity.

5. Settling Your Restricted Stock
If all applicable terms and conditions have been satisfied, your Restricted Stock will be released from escrow and distributed to you as soon as administratively feasible after the last day of the Restriction Period. Any fractional Share of Restricted Stock will be settled in cash.
6. Other Rules Affecting Your Restricted Stock
     (a) Rights During the Restriction Period: During the Restriction Period (and even though the Shares of Restricted Stock are held in escrow until they are settled), you (i) may exercise full voting rights associated with the Shares of Restricted Stock and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Shares of Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued under this Award Agreement.
     (b) Beneficiary Designation: You may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at your death by completing a Beneficiary Designation Form. If you have not completed a Beneficiary Designation Form or if you wish to change your beneficiary, you may complete the Beneficiary Designation Form attached to this Award Agreement as Exhibit A. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of receiving your Restricted Stock. However, if you die without completing a Beneficiary Designation Form or if you do not complete the form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
     (c) Transferring Your Restricted Stock: In general, your Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 6(b), you may complete a Beneficiary Designation Form to name the person who may receive any Restricted Stock that is settled after you die. Also, with the Board’s consent, you may be allowed to transfer your Restricted Stock to certain Permissible Transferees (as defined in the Plan). Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Restricted Stock to a Permissible Transferee.
     (d) Governing Law: This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio except to the extent that the Delaware General Corporation Law is mandatorily applicable.
     (e) Other Agreements: Your Restricted Stock will be subject to the terms of any other written agreements between you and us to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.
     (f) Adjustments to Your Restricted Stock: If there is a Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares, the Board will appropriately adjust the number of Shares of

Restricted Stock and any other factors, limits or terms affecting your Restricted Stock. Any decision by the Board as to the appropriate adjustments to be made to your Restricted Stock will be binding on you.
     (g) Buy Out of Restricted Stock: We may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A or violate any other applicable law) your Restricted Stock, whether or not the Restriction Period has lapsed, by providing to you written notice (“Buy Out Offer”) of our intention to exercise the rights reserved in Section 15.05 of the Plan and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made and you accept it, we will transfer to you the value (determined under procedures adopted by the Board) of your Restricted Stock to be purchased or exchanged. We will complete any such buy out as soon as administratively feasible after the date you accept the Buy Out Offer.
     (h) Other Terms and Conditions: Your Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Restricted Stock. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Board has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.
     (i) Signature in Counterparts: This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

*   *   *   *   *
Your Acknowledgment
By signing below as the “Participant,” you acknowledge and agree that:
•	A copy of the Plan has been made available to you; and

•	You understand and accept the terms and conditions placed on your Restricted Stock.

PARTICIPANT

Date:
Signature

Print Name

BOB EVANS FARMS, INC.

By:		Date:
[Insert name and title]

EXHIBIT A
BOB EVANS FARMS, INC.
2006 EQUITY AND CASH INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM
Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the Bob Evans Farms, Inc. 2006 Equity and Cash Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.
Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:
                          Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or
                         Allocated, in the proportion specified, among the following contingent beneficiaries:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

% to

		(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)
Please return an executed copy of this form to us at the following address: [Insert Title], Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207.